Exhibit 1(f)

                        AMENDMENT TO DECLARATION OF TRUST

To the Secretary of State of
Commonwealth of Massachusetts:

      It is hereby stated that:

      1. This document constitutes an Amendment to the Declaration of Trust (hereinafter called the "Declaration") of Mercury HW Funds (hereinafter called the "business trust").

      2. The Declaration amended by this document was filed with the Secretary of State of the Commonwealth of Massachusetts on August 22, 1984.

      3. The amendments to the Declaration effected by this document are as follows:

         Restated Declaration of Trust, dated August 22, 1996

         Supplemental Declaration of Trust, dated October 11, 1996

         Amended and Restated Certificate of Designation, dated April 1, 1999

         Amended and Restated Certificate of Designation, dated October 5, 2000

         Certificate of Amendment of Restated Declaration of Trust, dated October 6, 2000

         Amended and Restated Certificate of Designation, dated January 1, 2001

         Certificate of Termination, dated April 30, 2001

         Amended and Restated  Certificate of  Designation,  dated  September 7,
         2001

      4. Article FIRST of the Declaration of Trust of the business trust is hereby amended to read as follows:

      FIRST: This Trust shall be known as MERCURY FUNDS II.

      5. Paragraph (1) of the Amended and Restated Certificate of Designation of the business trust is hereby amended to read as follows:

      (1) The Series shall be designated as follows:

          Mercury International Value Fund
          Mercury Total Return Bond Fund
          Mercury Low Duration Fund

      5. The amendments herein provided for were authorized in accordance with law.

      IN WITNESS WHEREOF, the undersigned has signed these presents all on June 18, 2002.

                                         ---------------------------------------
                                         Terry K. Glenn
                                         As Trustee, and not individually

                                 ACKNOWLEDGEMENT

STATE OF NEW JERSEY        )
                           )SS.:
COUNTY OF PLAINSBORO       )

      On this 18th day of June, 2002, before me personally appeared Terry K. Glenn, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

[Notarial Seal]

---------------------------
Notary Public

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